UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 30, 2016

Date of Report (Date of earliest event reported)

YuMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36039	27-0111478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1204 Middlefield Road, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 591-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On November 9, 2016, YuMe Inc., (the “Company”) filed a Current Report on Form 8-K regarding approval of a restructuring plan (the “Restructuring Plan”) by the Company’s Board of Directors (“Board”). On November 30, 2016, the Board approved an expansion to the Restructuring Plan to further reduce operating expenses and realign the Company's cost structure with its revenue. The Company anticipates that the expanded Restructuring Plan will be implemented through the first quarter of 2017 and is expected to result in fourth quarter 2016 cost savings of approximately $1.9 million, which includes $1.3 million cost savings previously announced by the Company on November 9, 2016. For full year 2017, the Company anticipates the Restructuring Plan to reduce operating expenses by approximately $5.1 million compared to expected 2016 levels. The elements of the Company’s Restructuring Plan include a workforce reduction and real estate consolidation.

As part of the expanded Restructuring Plan, the Company expects to reduce its worldwide workforce by approximately seven percent by the end of the first quarter of 2017, which includes the reductions to the workforce previously disclosed. The changes to the workforce may vary by country, based on local legal requirements, as appropriate. The Company expects that the aggregate workforce reduction will result in approximately $1.2 million in severance costs in the fourth quarter of 2016, and that all other actions under the expanded Restructuring Plan will result in costs of approximately $0.6 million for a total cost of $ 1.8 million to be taken as a one-time charge in the fourth quarter of 2016.

As a result of the expanded Restructuring Plan and additional cost savings initiatives outside of the Restructuring Plan, the Company expects to reduce operating expenses for the fourth quarter of 2016 by approximately $2.6 million compared to the third quarter of 2016. For full year 2017, the Company expects the expanded Restructuring Plan and all other cost savings initiatives outside of the Restructuring Plan conducted throughout 2016 to reduce full year 2017 operating expenses by approximately $14.0 million compared to expected full year 2016 levels.

      The forward-looking statements contained herein, including those relating to our expectations regarding charges and savings, involve risks and uncertainties. Factors that could cause or contribute to such differences include adaption to new, changing and competitive technologies and trends in a dynamic market, changes to our management, our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YuMe, Inc.

/s/ Tony Carvalho

Tony Carvalho
Chief Financial Officer
(Principal Financial Officer and Duly Authorized Signatory)

Dated: December 1, 2016